Exhibit 3.2

                            ANTHRACITE CAPITAL, INC.

                             ARTICLES SUPPLEMENTARY

         Anthracite Capital, Inc., a Maryland corporation (the "Corporation"), certifies as follows:

                  FIRST: Under the authority set forth in Article V of the charter of the Corporation, as amended (which, as hereinafter amended, restated or supplemented from time to time is herein called the "Charter"), the Pricing Committee of the Board of Directors of the Corporation (the "Board of Directors") under authority delegated to it by the Board of Directors, by resolutions duly adopted at a meeting duly called and held on February 7, 2007, designated and classified 3,450,000 shares of the authorized but unissued shares of Preferred Stock, par value $.001 per share, of the Corporation as the "8.25% Series D Cumulative Redeemable Preferred Stock."

                  SECOND: The designation, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of shares of Series D Preferred Stock shall be included as part of Article V of the Charter and are as follows:

                  (1) Designation and Number; Maturity. A series of shares of Preferred Stock, designated as the "8.25% Series D Cumulative Redeemable Preferred Stock" (the "Series D Preferred Stock"), is hereby established. The number of shares of Series D Preferred Stock shall be 3,450,000 shares. The par value of Series D Preferred Stock shall be $.001 per share. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption, except as provided in Sections 5 and 6 below.

                  (2) Rank. The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock, par value $.001 per share, of the Corporation (the "Common Stock") and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series D Preferred Stock; (b) on a parity with all equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series D Preferred Stock. Shares of the 9.375% Series C Cumulative Redeemable Preferred Stock of the Corporation shall be deemed to rank pari passu with shares of the Series D Preferred Stock. The term "equity securities" shall not include convertible debt securities. All shares of the Series D Preferred Stock shall rank equally with one another and shall be identical in all respects.

                  (3) Dividends.

                           (a) Holders of Series D Preferred Stock shall be
entitled to receive, when, as and if declared by the Board of Directors, out of legally available funds, cumulative preferred cash dividends at the rate of 8.25% of the Initial Liquidation Preference (as defined hereinafter) per share of Series D Preferred Stock per annum (which is equivalent to a fixed annual amount of $2.0625 per share of Series D Preferred Stock); provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on the New York Stock Exchange ("NYSE"), The NASDAQ Stock Market ("NASDAQ") or the American Stock Exchange ("AMEX"), and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any shares of Series D Preferred Stock are outstanding, the holders of outstanding Series D Preferred Stock shall be entitled to receive during such period, when, as and if declared by the Board of Directors, out of legally available funds, cumulative preferred cash dividends at the rate of 9.25% of the Initial Liquidation Preference per share of Series D Preferred Stock per annum (which is equivalent to a fixed annual amount of $2.3125 per share of Series D Preferred Stock). Such dividends shall accrue and cumulate from the date of original issuance (February 12, 2007) and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the immediately preceding business day, commencing April 30, 2007 (each a "Dividend Payment Date"). Any dividend payable on the Series D Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable dividend record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than 60 nor less than 10 calendar days immediately preceding such Dividend Payment Date (each, a "Dividend Record Date").

                           (b) Notwithstanding anything to the contrary
contained herein, dividends on the Series D Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by the Board of Directors. Accumulated but unpaid dividends on the Series D Preferred Stock shall cumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be.

                           (c) Except as provided in the following sentence, if
any shares of Series D Preferred Stock are outstanding, no dividends, other than distributions in kind of the Corporation's Common Stock or other shares of the Corporation's equity securities ranking junior to the Series D Preferred Stock as to dividends and upon liquidation, shall be declared or paid or set apart for payment on, and no other dividend shall be declared or made upon, the Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to dividends and upon liquidation, on a parity with or junior to the Series D Preferred Stock unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series D Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Stock and all other equity securities ranking on a parity as to dividends with the Series D Preferred Stock, all dividends declared upon the Series D Preferred Stock and any other equity securities ranking on a parity as to dividends with the Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share of Series D Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series D Preferred Stock which may be in arrears.

                           (d) Except as provided in clause (c), unless full
cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid, or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series D Preferred Stock as to dividends and amounts upon liquidation.

                           (e) Holders of Series D Preferred Stock shall not be
entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series D Preferred Stock as described above. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series D Preferred Stock which remains payable.

                  (4) Liquidation Preference.

                           (a) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a "liquidation"), the holders of Series D Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) an amount equal to $25.00 (the "Initial Liquidation Preference") per share, plus any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series D Preferred Stock as to liquidation rights.

                           (b) If, upon any such voluntary or involuntary
liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series D Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series D Preferred Stock as to liquidation rights, then the holders of the Series D Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series D Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                           (c) Written notice of any such liquidation,
dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                           (d) After payment of the full amount of the
liquidating distributions to which they are entitled, the holders of Series D Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

                           (e) None of a consolidation or merger of the
Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation's property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

                           (f) In determining whether a distribution (other than
upon voluntary or involuntary dissolution) by dividend, redemption or otherwise is permitted under Maryland law on Common Stock (or any other shares of equity securities of the Corporation that rank junior to the Series D Preferred Stock as to liquidation rights), amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Stock will not be added to the Corporation's total liabilities.

                  (5) Optional Redemption.

                           (a) Except as set forth in this Section 5(a), Section
5(c) hereof, Section 6 hereof and Article VI of the Charter, the Series D Preferred Stock is not redeemable prior to February 12, 2012. On or after February 12, 2012, the Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon, whether or not declared, to the date of redemption (the "Redemption Right").

                           (b) If fewer than all of the outstanding shares of
Series D Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of Series D Preferred Stock would become a holder of a number of Series D Preferred Stock in excess of the Ownership Limit (as defined in Article VI of the Charter) because such holder's shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series D Preferred Stock of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

                           (c) Notwithstanding anything to the contrary
contained herein, unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid, or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series D Preferred Stock have been or contemporaneously are declared and paid, or a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series D Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series D Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to or on parity with the Series D Preferred Stock as to dividends and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of preferred stock of any series pursuant to
Article VI of the Charter or otherwise in order to ensure that, among other things, the Corporation remains qualified as a REIT for United States federal income tax purposes, or the redemption, purchase or acquisition of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series D Preferred Stock.

                           (d) Immediately prior to any redemption of shares of
Series D Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends thereon, whether or not declared, to the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock for which a notice of redemption has been given.

                           (e) The following provisions set forth the procedures
for redemption:

                           (i) Notice of redemption will be mailed by the
                  Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective or not given.

                           (ii) In addition to any information required by law
                  or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series D Preferred Stock to be redeemed; (D) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the Series D Preferred Stock to be redeemed will cease to accumulate on the redemption date. If less than all of the outstanding shares of Series D Preferred Stock held by any holder are to be redeemed, the notice mailed to each holder shall also specify the number of shares of Series D Preferred Stock held by such holder to be redeemed.

                           (iii) Upon surrender of the certificates for any
                  Series D Preferred Stock redeemed (properly endorsed or assigned for transfer as required) in accordance with the terms and conditions of the notice of redemption, the Series D Preferred Stock shall be redeemed at the redemption price (including all accumulated and unpaid dividends up to the redemption date). If fewer than all the shares represented by any such certificate representing Series D Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (iv) From and after the redemption date (unless the
                  Corporation defaults in payment of the redemption price), all dividends on the Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid dividends up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends up to the redemption date) of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Stock to be redeemed shall
                  (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) set forth the date (which may not be later than the redemption date) by which time the Series D Preferred Stock must be surrendered for payment of the redemption price (including all accumulated and unpaid dividends up to the redemption date). Any moneys so deposited which remain unclaimed by the holders of the Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

                           (f) Any shares of Series D Preferred Stock that shall
at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                  (6) Special Optional Redemption.

                           (a) Except as set forth in the Charter and in
addition to the Optional Redemption Right set forth in Section 5 hereof, if at any time both (i) the Series D Preferred Stock is not listed on the NYSE, the NASDAQ or the AMEX, and (ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation, at its option, upon not less than 30 nor more than 60 days' prior written notice, may redeem the Series D Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series D Preferred Stock ceases to be listed on such exchange or quotation system and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon, whether or not declared, if any, to the date of redemption (except as provided below, when the redemption date falls after the Dividend Record Date and before the corresponding Dividend Payment Date), without interest, to the extent the Corporation has funds legally available therefor (the "Special Optional Redemption Right"). Holders of Series D Preferred Stock to be redeemed pursuant to the Special Optional Redemption Right shall surrender such Series D Preferred Stock at the place designated in such notice and shall be entitled to the redemption price, plus an amount equal to all accumulated and unpaid dividends payable upon such redemption, following such surrender. If notice of redemption of any shares of Series D Preferred Stock pursuant to the Special Optional Redemption Right has been given, and if funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series D Preferred Stock so called for redemption, as set forth in Section 6(b)(iii) below, then from and after the redemption date, dividends shall cease to accrue and cumulate on such shares of Series D Preferred Stock, such shares of Series D Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares of Series D Preferred Stock will terminate, except for the right to receive the redemption price.

                           (b) The following provisions set forth the procedures
for redemption pursuant to the Special Optional Redemption Right:

                           (i) Notice of redemption will be given by publication
                  in a newspaper of general circulation in The City of New York, such publication to be made once per week for two successive weeks commencing not less than 30 nor more than 60 calendar days immediately preceding the redemption date. Notice of redemption will also be mailed by the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series D Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective or not given.

                           (ii) In addition to any information required by law
                  or by the applicable rules of any exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where the Series D Preferred Stock is to be surrendered for payment of the redemption price; and (D) that dividends on the Series D Preferred Stock to be redeemed will cease to accumulate on the redemption date.

                           (iii) From and after the redemption date (unless the
                  Corporation defaults in payment of the redemption price), all dividends on the Series D Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid dividends up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid dividends up to the redemption date) of the Series D Preferred Stock so called for redemption pursuant to the Special Optional Redemption Right in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series D Preferred Stock to be redeemed shall
                  (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) set forth the date (which may not be later than the redemption date) by which time the Series D Preferred Stock must be surrendered for payment of the redemption price (including all accumulated and unpaid dividends up to the redemption date). Any moneys so deposited which remain unclaimed by the holders of the Series D Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

                           (iv) Immediately prior to any redemption of Series D
                  Preferred Stock pursuant to this Section 6, the Corporation shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series D Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such Series D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

                           (c) Any shares of Series D Preferred Stock that shall
at any time have been redeemed pursuant to the Special Optional Redemption Right shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                  (7) Voting Rights.

                           (a) Holders of the Series D Preferred Stock shall not
have any voting rights, except as set forth below.

                           (b) Whenever dividends on the Series D Preferred
Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a "Preferred Dividend Default"), then, in accordance with the bylaws of the Corporation, the Board of Directors shall take all requisite action in accordance with the Maryland General Corporation Law to increase by two the number of directors of the Corporation, and the holders of Series D Preferred Stock (voting together as a single class with all other equity securities of the Corporation upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall be entitled to elect a total of two additional directors to the Corporation's Board of Directors (the "Preferred Stock Directors") to fill such newly created directorships at an annual meeting of stockholders or a special meeting held in place thereof or at a properly called special meeting of the holders of the shares of the Series D Preferred Stock and of any such Parity Preferred Stock, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all dividends accumulated on the Series D Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

                           (c) If and when all accumulated dividends and the
dividend for the then current dividend period on the Series D Preferred Stock shall have been paid in full or declared and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series D Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall expire. Upon the expiration of the terms of the Preferred Stock Directors in accordance with the immediately preceding sentence, the number of directors of the Corporation shall automatically be reduced to the number of directors serving on the Board of Directors immediately preceding the Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter. The provisions contained in Section 7(b) hereof and in this Section 7(c) constitute an election by the Corporation not to be subject to Section 3-804(c) of the Maryland General Corporation Law to the extent that holders of Series D Preferred Stock and Parity Preferred Stock are entitled to elect the Preferred Stock Directors to the Board of Directors during a Preferred Dividend Default.

                           (d) So long as any Series D Preferred Stock remain
outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series D Preferred Stock with respect to the payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or (ii) reclassify any authorized equity securities of the Corporation into any such senior equity securities, or (iii) create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, or (iv) amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger or consolidation (in either case, an "Event") or otherwise, so as to materially and adversely affect any right, preference or voting power of the Series D Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles Supplementary) upon the occurrence of an Event, so long as shares of the Series D Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series D Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series D Preferred Stock; and provided further that any increase in the amount of authorized Series D Preferred Stock or any other class or series of the Corporation's equity securities, in each case ranking on a parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series D Preferred Stock.

                           (e) The foregoing voting provisions shall not apply
if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                  (8) Conversion. The shares of Series D Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

                  (9) Information Rights. During any period of time that the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and any shares of Series D Preferred Stock are issued and outstanding, the Corporation shall (x) within 15 days of the date such report would have been due had the Corporation been subject to the Exchange Act, transmit by mail to all holders of record of the Series D Preferred Stock, without cost to such holders of the Series D Preferred Stock, copies of the annual and quarterly reports that would have been required to be filed under
Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections of the Exchange Act (excluding exhibits that would have been required); and (y) upon the written request of a prospective holder of the Series D Preferred Stock, make available to such prospective holder copies of such requested annual and quarterly reports that would have been required if the Corporation had been subject to Section 13 or 15(d) of the Exchange Act.

                  (10) Application of Article VI. The shares of Series D Preferred Stock are subject to the provisions of Article VI of the Charter.

                  (11) Status. Upon any redemption of shares of Series D Preferred Stock, the shares of Series D Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the Board of Directors shall reduce the number of shares of Series D Preferred Stock which the Corporation has the authority to issue by the number of shares of Series D Preferred Stock redeemed by the Corporation and file a certificate pursuant to the Maryland General Corporation Law stating that such reduction has been so authorized.

                  (12) Exclusion of Other Rights. The shares of Series D Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles Supplementary. The shares of Series D Preferred Stock shall have no preemptive or subscription rights.

                  (13) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  (14) Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series D Preferred Stock set forth in the Charter are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series D Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series D Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

                  THIRD: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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

                  IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 9th day of February 2007.



   ATTEST:                            ANTHRACITE CAPITAL, INC.



/s/ Vincent B. Tritto                 By: /s/ Christopher A. Milner       (SEAL)
--------------------------------          --------------------------------
Vincent B. Tritto                           Christopher A. Milner
Secretary                                   Chief Executive Officer